Exhibit 99.1

Contact:	Frederick W. Boutin, CEO Gregory J. Pound, COO Robert T. Fuller, CFO 303-626-8200

TRANSMONTAIGNE PARTNERS L.P. TO PRESENT AT THE

2015 NAPTP MLP ANNUAL  INVESTOR CONFERENCE

IN ORLANDO, FLORIDA

Tuesday, May 19, 2015	Immediate Release

Denver, Colorado — TransMontaigne Partners L.P. (NYSE:TLP) today announced that management will participate in the 2015 NAPTP MLP Annual Investor Conference in Orlando, Florida on May 21, 2015.  A copy of the presentation materials will be available beginning Thursday, May 21, 2015, on TransMontaigne Partners’ website: www.transmontaignepartners.com on the Investor Relations/Management Presentations page.  Management is scheduled to present at 8:00 a.m. (EDT) on Thursday, May 21, 2015.  A live webcast of the presentation will be available by accessing http://wsw.com/webcast/naptp8/tlp.  A replay of the presentation will be available for the next 90 days by accessing http://wsw.com/webcast/naptp8/tlp.

About TransMontaigne Partners L.P.

TransMontaigne Partners L.P. is a terminaling and transportation company based in Denver, Colorado with operations in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Southeast. We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products.  Light refined products include gasolines, diesel fuels, heating oil and jet fuels; heavy refined products include residual fuel oils and asphalt.  We do not purchase or market products that we handle or transport.  News and additional information about TransMontaigne Partners L.P. is available on our website:  www.transmontaignepartners.com.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Important factors that could cause actual results to differ materially from the company’s expectations and may adversely affect its business and results of operations are disclosed in “Item 1A. Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 12, 2015.

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1670 Broadway • Suite 3100 • Denver, CO   80202 • 303-626-8200 (phone) • 303-626-8228 (fax)

Mailing Address:  P. O. Box 5660 • Denver, CO   80217-5660

www.transmontaignepartners.com